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                                                                   EXHIBIT 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated June 30, 1998, appearing on page 22 of NIKE, Inc.'s Annual Report on Form 10-K for the year May 31, 1998. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."


PricewaterhouseCoopers LLP

Portland, Oregon
February 8, 1999